Exhibit 4.1

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT (this “Agreement”) made as of the ● day of ●, 2006.

BETWEEN:

DUKE ENERGY CORPORATION,

a corporation existing under the laws of the State of North Carolina

(hereinafter referred to as “Duke Energy”)

- and -

DUKE ENERGY HOLDING CORP,

a corporation existing under the laws of the State of Delaware

(hereinafter referred to as “Duke Energy Holding”)

- and -

DUKE ENERGY CANADA CALL CO.

an unlimited liability company existing under the laws of the Province of Nova Scotia

(hereinafter referred to as “Callco”),

- and -

DUKE ENERGY CANADA EXCHANGECO INC.

a corporation existing under the laws of Canada

(hereinafter referred to as “Exchangeco”),

- and -

COMPUTERSHARE TRUST COMPANY, INC.

a United States trust company incorporated under the laws of the State of

Colorado (hereinafter referred to as “Computershare”).

WHEREAS Duke Energy, Cinergy Corp. (“Cinergy”) and certain other parties entered into an Agreement and Plan of Merger (the “Plan of Merger”) dated as of May 8, 2005, as amended as of July 11, 2005 and as of October 3, 2005 pursuant to which they intend to consummate a merger and the other transactions contemplated by the Plan of Merger (collectively, as set out in the Plan of Merger, the “Merger”);

AND WHEREAS following the completion of the Merger, Duke Energy and Cinergy will become wholly owned subsidiaries of Duke Energy Holding (which is to be renamed “Duke Energy Corporation”);

AND WHEREAS pursuant to the terms of the Merger, among other things, each share of common stock of Duke Energy (a “Duke Energy Common Share”) will be exchanged and converted into the right to receive one share of common stock of Duke Energy Holding (a “Duke Energy Holding Common Share”);

AND WHEREAS Duke Energy, Callco, and Exchangeco are parties to a support agreement dated as of March 14, 2002 (the “Support Agreement”);

AND WHEREAS Duke Energy, Exchangeco and Computershare are parties to a voting and exchange trust agreement dated as of March 14, 2002 (the “Voting and Exchange Trust Agreement”);

AND WHEREAS the terms of the Support Agreement and the Voting and Exchange Trust Agreement provide that at all times after the completion of the Merger, the Support Agreement and the Voting and Exchange Trust Agreement will be deemed to be amended and modified as necessary in order that they shall apply with full force and effect, mutatis mutandis, to such new securities into which the Duke Energy Common Shares shall be changed as a result of the Merger;

AND WHEREAS the terms of the Support Agreement and the Voting and Exchange Trust Agreement provide that, in connection with the Merger, the parties hereto shall enter into this Agreement to evidence all necessary amendments and modifications to the Support Agreement and the Voting and Exchange Trust Agreement (the “Required Amendments”);

AND WHEREAS the parties wish to enter into this Agreement to evidence the Required Amendments.

NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1

REQUIRED AMENDMENTS

1.1	Required Amendments.

Each of the parties acknowledge and confirm that, following the completion of the Merger, the Support Agreement and the Voting and Exchange Trust Agreement shall be deemed to be amended and modified as necessary in order that they shall apply with full force and effect, mutatis mutandis, to the Duke Energy Holding Common Shares.

1.2	Assumption and Assignment.

Effective as of the Closing (as defined in the Plan of Merger):

(a) Duke Energy Holding hereby assumes and agrees to be bound by, to discharge and to perform, all obligations of Duke Energy contained in the Support Agreement and the Voting and Exchange Trust Agreement;

(b) Duke Energy is hereby released and forever discharged from all of its obligations contained in the Support Agreement and the Voting and Exchange Trust Agreement; and

(c) All references in the Support Agreement and in the Voting and Exchange Trust Agreement to Duke Energy Common Shares shall be amended to refer to Duke Energy Holding Common Shares.

All other terms and conditions of the Support Agreement and the Voting and Exchange Trust Agreement shall remain in full force and effect and are unamended.

ARTICLE 2

GENERAL

2.1	Binding Effect

This Agreement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and to the benefit of the Beneficiaries (as defined in the Support Agreement).

2.2	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

2.3	Governing Laws; Consent to Jurisdiction

In connection with all matters arising under or in relation to this Agreement as they relate to:

(a) the Support Agreement, such matters shall be governed by and construed in accordance with the laws of New York, and each party hereby irrevocably attorns to the jurisdiction of the courts of New York.

(b) the Voting and Exchange Trust Agreement, such matters shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract, and each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DUKE ENERGY CORPORATION

By:
	Name:	●
	Title:	●

DUKE ENERGY HOLDING CORP.

By:
	Name:	●
	Title:	●

DUKE ENERGY CANADA CALL CO.

By:
	Name:	●
	Title:	●

DUKE ENERGY CANADA EXCHANGECO INC.

By:
	Name:	●
	Title:	●

COMPUTERSHARE TRUST COMPANY, INC.

By:
	Name:	●
	Title:	●

COMPUTERSHARE TRUST COMPANY, INC.

By:
	Name:	●
	Title:	●